Exhibit 99.1

Statement of Chief Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, James N. Ryan, the Chief Executive Officer of Petroleum Development Corporation, the managing general partner of 2002-B Limited Partnership (the "Partnership"), hereby certify that:

  I have reviewed the Quarterly Report on Form 10-Q of the Partnership (the "Report") to which this statement is an Exhibit;
  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

___/s/ James N. Ryan

Name: James N. Ryan

Title: Chief Executive Officer

Date: ___May 14, 2003_____